CWABS, INC.,
Depositor

COUNTRYWIDE HOME LOANS, INC.,
Seller

PARK SIENNA LLC,
Seller

PARK GRANADA LLC,
Seller

PARK MONACO INC.,
Seller

COUNTRYWIDE HOME LOANS SERVICING LP,
Master Servicer

and

THE BANK OF NEW YORK,
Trustee

AMENDMENT NO. 1 dated as of
August 30, 2007 to the

POOLING AND SERVICING AGREEMENT

Dated as of June 1, 2007

ASSET-BACKED CERTIFICATES, SERIES 2007-BC3

AMENDMENT NO. 1 dated as of August 30 2007 (this “Amendment”), among CWABS, INC., a Delaware corporation, as depositor (the “Depositor”), COUNTRYWIDE HOME LOANS, INC., a New York corporation, as seller (“CHL” or a “Seller”), PARK GRANADA LLC., a Delaware limited liability company, as a seller (“Park Granada” or a “Seller”), PARK SIENNA LLC, a Delaware limited liability company, as a seller (“Park Sienna” or a “Seller”), PARK MONACO LLC, a Delaware limited liability company, as a seller  (“Park Monaco” or a “Seller”, and together with CHL, Park Granada and Park Sienna, the “Sellers”), COUNTRYWIDE HOME LOANS SERVICING LP, a Texas limited partnership, as master servicer (the “Master Servicer”) and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the “Trustee”) in connection with the Pooling and Servicing Agreement, dated as of June 1, 2007 (the “Pooling and Servicing Agreement”), among the Depositor, the Sellers, the Master Servicer and the Trustee.  Capitalized terms not defined herein have the meanings assigned to them in the Pooling and servicing Agreement.

1.           This Amendment is effected pursuant to Section 10.01 of the Pooling and Servicing Agreement.

2.           The definition of “Stepdown Date” under Section 1.01 of the Pooling and Servicing Agreement is hereby amended by replacing it with the following definition (revised language underlined):

Stepdown Date:  The earlier to occur of (a) the Distribution Date immediately following the Distribution Date on which the aggregate Certificate Principal Balance of the Senior Certificates is reduced to zero, and (b) the later to occur of (x) the Distribution Date in July 2010 and (y) the first Distribution Date on which the aggregate Certificate Principal Balance of the Senior Certificates (after calculating anticipated distributions on such Distribution Date assuming that principal is distributed as it would be on or after the Stepdown Date) is less than or equal to 60.10% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date.

3.           Conditions Precedent to this Amendment:  The following condition precedent to the effectiveness of this Amendment has been fulfilled: the opinion of counsel required by section 10.01 of the Pooling and Servicing Agreement has been received by the Trustee.

4.           This Amendment is subject to the terms of the Pooling and Servicing Agreement as modified and supplemented herein.  The Pooling and Servicing Agreement continues in full force and effect as modified herein and provided therein.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

CWABS, INC., as Depositor

By:	/s/ Michael Schloessmann
Name: Michael Schloessmann
Title: Managing Director

COUNTRYWIDE HOME LOANS SERVICING LP, as Master Servicer

By:	COUNTRYWIDE GP, INC.

By:	/s/ Michael Schloessmann
Name: Michael Schloessmann
Title: Managing Director

THE BANK OF NEW YORK, as Trustee

By:	/s/ Michael Cerchio
Name: Michael Cerchio
Title: Assistant Treasurer

COUNTRYWIDE HOME LOANS, INC., as a Seller

By:	/s/ Michael Schloessmann
Name: Michael Schloessmann
Title: Managing Director

PARK SIENNA LLC, as a Seller

By:	/s/ Michael Schloessmann
Name: Michael Schloessmann
Title: Managing Director

PARK GRANADA LLC, as a Seller

By:	/s/ Michael Schloessmann
Name: Michael Schloessmann
Title: Managing Director

PARK MONACO LLC, as a Seller

By:	/s/ Michael Schloessmann
Name: Michael Schloessmann
Title: Managing Director